EXHIBIT 23.02
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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
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Hollywood Partners.com, Inc.
Los Angeles, California


We hereby consent to the use in the Company's Registration Statements on Form S-8 of our report dated April 17, 2001 relating to the audit of the consolidated financial statements of Hollywood Partners.com, Inc., which are contained in and incorporated by reference to the Annual Report on Form 10-KSB for the year ended December 31, 2000. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.





                                            Merdinger Fruchter Rosen & Corso LLP



Los Angeles, California
February 19, 2002